RFMZ DST ADOPTION AGREEMENT

ADOPTION AGREEMENT

This Adoption Agreement, dated as of February 25, 2021 (this “Adoption Agreement”), by and among DST SYSTEMS, INC. a Delaware corporation with principal place of business at 333 W 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”) , and RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC., a Maryland corporation (“RMI”), RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC., a Maryland corporation (“RMM”), RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., a Maryland company (“OPP”), RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND II, INC., a Maryland corporation (“RFM”),and RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC., a Maryland corporation (“RFMZ”) all with their principal place of business at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654 (excluding RMI, RMM, OPP and RFM, the “Additional Product”).

RMI and DST entered into an Agency Agreement dated October 24, 2018 (“Agency Agreement”) wherein DST agreed to provide certain services to RMI in exchange for the RMI warranties, representations and agreement to pay compensation to DST in the amounts delineated in the Agency Agreement. On June 18, 2019, RMM was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. On December 2, 2020, OPP was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. On February 19, 2020, RFM was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. It is now the intent of RiverNorth Capital Management, LLC (“RiverNorth”) to add the Additional Products to the Agency Agreement by way of this Adoption Agreement (subject to the necessary Board of Directors approvals).

The Additional Products hereby agree to (a) become a party to the Agency Agreement and (b) be bound by all terms and conditions of the Agency Agreement as a “Fund” (as such term is defined in the Agency Agreement), having such rights, entitlements and obligations as set forth in the Agency Agreement or any ancillary agreements, respectively. By their signatures below, the Additional Products confirm to DST, as of the date hereof, their representations and warranties set forth in the Agency Agreement. The Additional Products acknowledge receipt of a copy of the Agency Agreement.

Each of DST, RMI, RMM, OPP, and RFM hereby agree to accept the Additional Products as parties to the Agency Agreement and any ancillary agreements and that the Additional Products shall be a “Fund” or “Customer” (as such terms are defined in the Agency Agreement) under the Agency Agreement, having such rights, entitlements and obligations as set forth in the Agency Agreement.

The parties acknowledge that Schedule I attached hereto lists all active Funds under the Agency Agreement.

Except as specifically set forth herein, all other terms and conditions of the Agency Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agency Agreement and the terms of this Joinder with regard to the subject matter hereof, the terms of this Joinder shall control,

This Joinder may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(signatures follow on next page)

RFMZ DST ADOPTION AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused this Adoption Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

RIVERNORTH FLEXIBLE		DST SYSTEMS, INC.
MUNICIPAL INCOME FUND II, INC.

By:	/s/ Marcus L. Collins	By:	/s/ Rahul Kanwar
Print Name:	Marcus L. Collins	Print Name:	Rahul Kanwar
Title:	Secretary and Chief Compliance Officer	Title:	Authorized Representative

RIVERNORTH FLEXIBLE		RIVERNORTH OPPORTUNISTIC
MUNICIPAL INCOME FUND, INC.		MUNICIPAL INCOME FUND, INC.

By:	/s/ Marcus L. Collins	By:	/s/ Marcus L. Collins
Print Name:	Marcus L. Collins	Print Name:	Marcus L. Collins
Title:	Secretary and Chief Compliance Officer	Title:	Secretary and Chief Compliance Officer

RIVERNORTH MANANGED DURATION		RIVERNORTH/DOUBLELINE
MUNICIPAL INCOME FUND, INC.		STRATEGIC OPPORTUNITY FUND, INC.

By:	/s/ Marcus L. Collins	By:	/s/ Marcus L. Collins
Print Name:	Marcus L. Collins	Print Name:	Marcus L. Collins
Title:	Secretary and Chief Compliance Officer	Title:	Secretary and Chief Compliance Officer

 RFMZ DST ADOPTION AGREEMENT

SCHEDULE I LIST OF FUNDS

Name:

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC. (“RMI”)

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC. (“RMM”)

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (“OPP”)

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC. (“RFM”)

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND II, INC. (“RFMZ”)

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